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                                                                     EXHIBIT 2.3

                                 PROMISSORY NOTE

$700,000                                               San Francisco, California
                                                                   July 26, 2004

      XOOM CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of WORLDQUEST NETWORKS, INC., a Delaware corporation (together with its successors and assigns, "Lender"), in lawful money of the United States of America, SEVEN HUNDRED THOUSAND DOLLARS ($700,000), together with interest thereon at the rates set forth below, and on the dates and in the amounts set forth below, at the office of the Lender in Dallas County, Texas or at such other place within Dallas County, Texas as from time to time may be designated by the holder of this Promissory Note.

      The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to five percent (5%) calculated on the basis of a 365 day year and the actual number of days elapsed; provided, however, that upon the occurrence and during the continuance of an Event of Default (defined below) the unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to seven percent (7%) calculated on the basis of a 365 day year and the actual number of days elapsed.

      The principal amount of this Promissory Note shall be payable in twenty-four (24) consecutive monthly payments and each such principal payment shall be in the amount of $29,166.67. Concurrently with the making of each such principal payment, Maker shall also pay all accrued and unpaid interest on the outstanding principal balance of this Promissory Note. All such payments shall be due and payable commencing on the date that is one month after the closing date of the Stock Purchase Agreement (the "Purchase Agreement") by and between Maker and Lender dated as of July 26, 2004, and continuing until July 26, 2006 (the "Maturity Date") at which time the entire outstanding principal balance of, and all accrued and unpaid interest on, this Promissory Note shall be due and payable in full.

      Maker shall have the right to prepay, without penalty, at any time and from time to time prior to the Maturity Date, all or a part of the unpaid principal balance of this Promissory Note plus all of the unpaid interest accrued hereon to the date of such prepayment. Any such prepayment shall be applied first to interest accrued hereon and, after all such interest is paid, to the unpaid principal.

      Each of the following events constitutes a default (each an "Event of Default") under this Promissory Note:

            (a) Maker fails to pay any installment of principal or interest hereunder within three business days after the same shall be due and payable, whether at a date for the payment of a fixed installment or as a result of acceleration or otherwise; or

            (b) Maker suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended,

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      or has any such proceeding commenced against it which remains undismissed for a period of seventy-five days; or

            (c) Maker commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action to authorize any of the foregoing; or

            (d) Maker suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within seventy-five days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

            (e) Maker fails to observe or perform any covenant, condition, or agreement contained in the Purchase Agreement (defined above), the Warrant (defined below) or the Stock Pledge Agreement (defined below); or

            (f) any representation or warranty made or deemed made by or on behalf of Maker in or in connection with this Promissory Note, the Purchase Agreement, the Warrant, or the Stock Pledge Agreement, or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished to Lender pursuant to or in connection with this Promissory Note, the Purchase Agreement, the Warrant, or the Stock Pledge Agreement, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made.

      Upon the occurrence of an Event of Default described in clauses (b), (c) or (d) above, this Promissory Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Maker. During the continuance of any other Event of Default, Lender at any time and from time to time may without notice to Maker declare any or all of this Promissory Note immediately due and payable, and this Promissory Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Maker.

      As used herein, (a) "Warrant" shall mean that common stock warrant to purchase 100,000 shares of Maker's common stock, no par value, dated the date hereof and (b) "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated the date hereof, by Maker in favor of Lender, as from time to time amended, supplemented, restated, or otherwise modified.

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      It is the intent of the payee of this Promissory Note and the undersigned in the execution of this Promissory Note and all other instruments now or hereafter securing this Promissory Note to contract in strict compliance with applicable usury law. In furtherance thereof, the said payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Promissory Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither the undersigned nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Promissory Note shall ever be obligated or required to pay interest on this Promissory Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Promissory Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Promissory Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Promissory Note is accelerated. If the maturity of this Promissory Note shall be accelerated for any reason or if the principal of this Promissory Note is paid prior to the end of the term of this Promissory Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Promissory Note exceeds the applicable maximum lawful rate, the holder of this Promissory Note shall, at its option, either refund to the undersigned the amount of such excess or credit the amount of such excess against the principal balance of this Promissory Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that the said payee or any other holder of this Promissory Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Promissory Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Promissory Note, be either immediately returned to the undersigned or credited against the principal balance of this Promissory Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Promissory Note the undersigned acknowledges that it believes the loan evidenced by this Promissory Note to be non-usurious, and that the loan evidenced by this Promissory Note is a "Qualified Commercial Loan" as such term is defined in Section 306.001(9) of the Texas Finance Code, and agrees that if, at any time, the undersigned should have reason to believe that such loan is in fact usurious, or is not a "Qualified Commercial Loan", it will give the holder of this Promissory Note notice of such condition and the undersigned agrees that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Promissory Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future. If applicable law provides for a ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the "weekly ceiling".

      Should the indebtedness represented by this Promissory Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Promissory Note is placed in the hands of attorneys for collection after

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default, the undersigned and all endorsers, guarantors and sureties of this
Promissory Note jointly and severally agree to pay to the holder of this Promissory Note in addition to the principal and interest due and payable hereon all the costs and expenses of said holder in enforcing this Promissory Note including, without limitation, reasonable attorneys' fees and legal expenses.

      The undersigned and all endorsers, guarantors and sureties of this Promissory Note and all other persons liable or to become liable on this Promissory Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Promissory Note, notice of intention to accelerate the maturity of this Promissory Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

      Maker hereby agrees that process related to any claim arising out of or related to this Promissory Note may be served on it by certified mail, return receipt requested, to the address pertaining to it as specified below. Any and all service of process and any other notice in any such action, suit or proceeding arising hereunder shall be effective against Maker if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above.

      THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. EACH OF MAKER AND LENDER, BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE TEXAS STATE COURTS SITTING IN THE COUNTY OF DALLAS AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR RELATING TO, THIS PROMISSORY NOTE OR THE SUBJECT MATTER HEREOF, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDINGS, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (II) ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY A JURY. MAKER HEREBY AGREES THAT THE SUBMISSION TO JURISDICTION REFERRED TO IN THIS PARAGRAPH SHALL NOT LIMIT IN ANY MANNER THE RIGHTS OF LENDER TO TAKE PROCEEDINGS AGAINST MAKER IN SOME OTHER COURT OF COMPETENT JURISDICTION WHETHER WITHIN OR OUTSIDE THE UNITED STATES.

      This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the

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Lender and its endorsees. This Promissory Note shall not be transferred or assigned by either party without the prior written consent of the other party.

                              XOOM CORPORATION,
                              a California corporation

                              By:
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                                  Kevin E. Hartz, Chief Executive Officer

                              Address:
                              425 Brannan Street
                              San Francisco, California 94107
                              Facsimile: (415) 777-8690

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